National Accounts

                             Business Communications




                                  Prepared for:

                          PINNACLE BUSINESS MANAGEMENT

                                                            CONFIDENTIAL PRICING

                                 MAIL BOXES ETC.
                   NATIONAL ACCOUNTS - BUSINESS COMMUNICATIONS
                              TERMS AND CONDITIONS


NATIONAL  ACCOUNTS  PROGRAM  SET-UP  FEE

$40,000  Total
-     Due  upon  contract  execution
-     20,000  initial  set  up  fee
-     20,000  exclusivity  for  18  months  from  date  contract  is  executed

FLAT  FEE  PER  TRANSACTION

$5.00  Total  per  each  transaction  paid  to  MBE
(MBE  distributes  $3.50 to MBE Center and keeps $1.50 as an administrative fee)
- All transactions will be paid whether payday advance is approved for customer or not.
- Only a fully completed transaction shall be considered a true billable transaction.
If any part of the transaction is not completed, NAC does not have to pay for transaction.

MONTHLY  SYSTEM  MAINTENANCE  AND  SUPPORT  FEE:

- Fee to maintain National Accounts Program throughout the MBE network, administration of reporting, billing, transaction analysis, help desk, monthly locator disk subscription, and new Center training:
- Administrative flat fee of $1.50 of each transaction begins with first transaction (out of $5.00 transaction)
- Administrative fee of 10% will be applied only to products and services outside of the flat fee transaction that may be incurred and added to the monthly billing.
- Total billing is based on the monthly reporting of MBE Center charges for services rendered
-     Minimum  monthly  administrative  fees  must  not  fall below $450 will be charged in lieu of $1.50 administrative fee. This minimum will be waived for the first 90 days of program.

CONDITIONS

-     Rates  apply  to  volunteer  MBE  Centers  only
-     Rates  do  not  include  local  sales/use  taxes
-     Rates  are  based on current schedules in effect and are subject to change
-     Other  terms  and  conditions  may  apply.


                             Exhibit A - Page 1 of 2

                                 MAIL BOXES ETC.
                   NATIONAL ACCOUNTS - BUSINESS COMMUNICATIONS
                             PINNACLE SERVICE RATES


PRODUCT/SERVICE          DESCRIPTION           NAC PRICE

FLAT FEE:
     1 transaction       allocated to Center   $     3.50
     Administrative Fee  allocated to MBE      $     1.50
     Total                                     $     5.00

SERVICES  TO  BE  PROVIDED  IN  ONE  (1)  TRANSACTION  INCLUDE:
     Copy  driver  license  &  check  and  pay  stub  on  one  page
     Copy  phone  bill  &  bank  statement  on  one  page
     One  application  to  be  filled  out  by  customer
     Send 3 pages via fax of above named documents to Pinnacle Receive 1 page fax with approval or disapproval for customer
     Hand  customer  ATM  card  or  disapproval  card
     Keep a copy of all paperwork on file at the MBE Center for no more than 6 Months from transactions date.

SERVICES  THAT  MAY  ALSO  BE  REQUIRED THAT ARE NOT INCLUDED IN FLAT FEE PRICE:
     Pinnacle can request original documents of any customer's information To be forwarded to them within the above referenced six month period. Rates for those services are listed below and are subject to change.

PACKAGING  MATERIALS                              Attached  Contracted  Rates

POSTAL  SERVICES:
     Single  Stamp                                $ .36
     Return  Receipt                              $1.65
     Certified  Mail                              $1.95

SHIPPING  SERVICES:
     Via  UPS  on  MBE  Center's  Account  #         Attached  Contracted Rates
     Via FedEx on  MBE  Center's  Account  #   10% discount on MBE Centers Full
                                               Retail  Rate.
     Via  UPS  or FedEx on NAC Clients Account or Shipper     $5.00 Handling Fee
                               per  parcel  $2.00  Handling  Fee  per  document.
DECLARED  VALUE:
     Via  UPS  on  MBE Center's Account #     $.55 per $100 unit (first $100 no
                                              charge)
     Via FedEx on  MBE Center's Account #     10% discount on MBE Centers Full
                                              Retail  Rate.

OTHER  SERVICES/PRODUCTS:                         Locally  Priced


                             Exhibit A- Page 2 of 2

                           NATIONAL ACCOUNT AGREEMENT

                                     GENERAL

     This Agreement for various services is made by and between Mail Boxes Etc. USA, Inc. ("MBE"), a California Corporation, having its principal place of business at 6060 Cornerstone Court West, San Diego, California 92121-3795; and Pinnacle Business Management, Inc., a Florida corporation and Fast PayCheck
Advance, Inc., a Florida Corporation (collectively National Account Client or "NAC") located at the address designated in this Agreement and is made with reference to the following:

1.   SERVICES  AND  TERM

     MBE is a franchisor of retail outlets ("MBE Centers") which provide a variety of postal, business and communication services to businesses and the general public. Through this Agreement, NAC or NAC's designees will access participating MBE Centers for various services ("Services") in certain states in the United States in which NAC is doing business, under the terms set forth in Exhibit A. The term of this Agreement will begin on the date of execution by MBE below and will remain in force for thirty-six (36) months unless terminated as set forth herein, or as otherwise provided for in Exhibit A.

     MBE and NAC agree to begin negotiating a renewal of the initial agreement within six (6) months of the end of the thirty-six (36) month term. The renewal will be on terms and conditions mutually acceptable to the parties. If the parties agree to renew the agreement, the renewal fee shall be ten thousand dollars ($10,000) for the first eighteen (18) month renewal period. If MBE does not renew the NAC Agreement after thirty-six (36) months, MBE shall not be entitled to any further compensation not earned before expiration of the Agreement under the assignment of compensation from Gordon and Associates Strategic Investments, Inc. to MBE attached hereto as Exhibit C ("Assignment"). If this Agreement is renewed, NAC shall continue to pay to MBE the compensation set forth in the Assignment.

     NAC shall not accept transactions on the Internet or telephonically from customers who previously applied for NAC's services through an MBE Center ("Existing Customers") without compensating MBE and MBE Franchises the flat fee as set forth in Exhibit A. If NAC does accept new loans from Existing Customers from the Internet or telephonically, NAC shall notify MBE of such transactions and pay MBE Center where the Existing Customer most recently applied for NAC's services so that MBE can credit such franchisee its share of the fee.

2.   EXCLUSIVITY
     -----------

     NAC shall pay to MBE a non-refundable amount equal to twenty thousand dollars ($20,000) as consideration for the exclusivity rights set forth in this section. Such payment shall be due and payable upon execution of the Agreement and shall be deemed fully earned when paid. For a period of eighteen (18) months after NAC is approved by MBE for a particular state (not to extend past the thirty-six month term of this Agreement), MBE will not enter into any National Account Agreement with any other payroll advance business for any purpose similar to this Agreement for such state. Notwithstanding the above, if any state in which NAC is doing business has less than ten (10) MBE Centers who have participated in this NAC program, which are doing has less than a total of two hundred fifty (250) transactions per month, after six (6) months from the date that NAC begins operations in such state, the exclusivity provision for that state shall be void and of no further effect at such time. This
Exclusivity provision shall not survive expiration or termination of this Agreement. This Exclusivity provision does not impose an obligation on MBE to approve this NAC program for any particular state. This exclusivity shall in no way limit or preclude MBE from entering into similar payroll advance programs with any other entity in those states where NAC either does not have retail operations open and doing business, or is not diligently pursuing governmental approval for its payroll advance services (and NAC has advised MBE in writing that it is pursuing governmental approval in such state).

     After the initial eighteen (18) month exclusivity period, if MBE signs an agreement with any other pay day advance company and such agreement provides that MBE Centers shall offer substantially similar services as those provided to NAC hereunder, MBE franchisee territory, which is identified in MBE's franchise agreement with participating MBE Centers.

     Neither NAC nor any of its subsidiaries or affiliates may, during the term of this agreement, offer any payroll advance business or allow any third party to complete a pay day advance transaction with any other company or business within any MBE franchisee territory, which is identified in MBE's franchise agreement with participating MBE Centers.

3.   FEES  AND  BILLING

     NAC agrees to pay MBE the fees set forth in the attached Exhibit A for Services rendered by MBE and MBE Centers. MBE reserves the right to reasonably increase prices (based upon an increase in providing products or services) upon thirty (30) days written notice. On or before the twentieth
     (20th) business day of each month, MBE agrees to prepare and transmit to NAC a completed NAC billing summary for the previous month's activities. MBE reserves the right to change to a bi-monthly billing cycle upon 30 days written notice to NAC. Terms of payment are net 15 days from the billing date.

     NAC shall provide MBE a monthly accounting of transactions completed, amounts owed to MBE and MBE Centers by NAC.

4.   LIMITATION  OF  LIABILITY

     Neither MBE nor MBE Center will be liable for any consequential, incidental, or punitive damages, or any loss or damage resulting from delays in shipping or delivery, which are beyond the control or without the fault of MBE or MBE Center.

     NAC agrees to assume all liability for any loss or damage from any reason or source whatsoever to equipment or other items supplied to the MBE Centers for use in this program and agrees to maintain adequate property damage and other insurance to adequately protect the interest of NAC, NAC Customers, NAC Employees, MBE, and its franchisees.


5.   NAC  TOLL  FREE  NUMBER  OBLIGATION

     NAC agrees to provide a toll free telephone number for MBE Center personnel and NAC customers and/or employees to answer questions about the services offered by NAC along with an adequate number of telephones and operators.

6.   NAC  REPRESENTATIONS  AND  WARRANTIES

A.   NAC  shall  comply  with  all  laws,  regulations,   rules  and  any  other
     governmental requirements regarding the sale, distribution and advertising of its products and services and the performance of this Agreement.

B. NAC will provide to MBE a separate statement ("Statement") for every state in which this Agreement applies. Such Statement will state that NAC has reviewed any and all applicable state, federal, or local laws and regulations regarding the services provided pursuant to this Agreement.
     Based upon that review, NAC will notify MBE of any requirements of participating MBE Centers, such as licensing or "posting" of signs on the premises for such MBE Centers to participate in this program. NAC represents and warrants that the Statement will set forth any and all legal requirements of participating MBE Centers relating to providing any service pursuant to this Agreement. NAC agrees to pay for all applicable government imposed fees, including licensing fees, for each participating MBE Center. NAC's obligations under this provision will be ongoing, and NAC will be obligated to revise the Statements upon any change in applicable laws or regulations. Payroll advances with any customer pursuant to this Agreement shall not exceed seven hundred fifty dollars ($750) per transaction.

7.   STATEMENT  OF  LEGAL  OPINION

     Prior to being approved by MBE for MBE Centers participation in any particular state, NAC shall provide to MBE a legal opinion at NAC' sole expense by Ed Kagan, Esq. or a mutually agreed upon licensed attorney who is not an employee of NAC which states that the attorney has researched, analyzed and reviewed the Statement referenced in the prior section, and that in the attorney's professional opinion the Statement is accurate and complete, and that MBE and any participating MBE Centers can rely on such opinion in participating in this program.

8.   MARKETING  MATERIALS

     NAC agrees to design and deliver at NAC's expense, in sufficient quantities to supply to the MBE Network for any applicable state, promotional and training brochures and other marketing materials customized to the MBE Network as reasonably requested by MBE. Additionally, NAC agrees to produce and distribute to participating MBE franchisees at its sole expense a training video. All marketing materials must be approved in writing by MBE prior to distribution to the MBE Network. All such marketing materials or other materials produced by NAC for the MBE Network or their customers must state prominently that the services are being supplied by NAC. NAC further agrees that it will be responsible for any and all customer service or customer satisfaction issues.

     NAC shall not use MBE's name, logo or other trademarks for any of its marketing materials without the express written approval of MBE, which approval shall be as the sole discretion of MBE. NAC may, with MBE express written approval and subject to MBE's standard Hyperlink Agreement, use an MBE Center locator on its Web site that shows the location of participating MBE Centers. Under no circumstances shall NAC indicate or imply the MBE or any MBE franchisee or affiliate is part of or affiliated with NAC or approves or recommends NAC.

9.   INSURANCE

     During the term of this Agreement, NAC shall maintain, at NAC's sole expense, the types and amounts of insurance as may be required to adequately protect the interests of MBE and its franchisees, issued by a company acceptable to MBE.

Such business owner's insurance policy shall include, at a minimum, the following:

a. Comprehensive general liability (including products liability) and all risk coverage insurance, with limits per occurrence of $4,000,000 as to bodily injury and general liability, and $500,000 as to property damage; and
b. Crime coverage, including employee dishonesty (which coverage will not include crime or employee dishonesty involving employees of MBE Centers), with limits per occurrence of $25,000.

     The policy shall contain an additional insured endorsement such that MBE and participating MBE franchisees are named as additional insureds and are provided the same coverage as the named insured, including the cost of defense, against any claim arising out of or related to this NAC program. The named insured's coverage is primary and shall not require contribution from the additional insured's insurance coverage, unless the claim is determined by a court of competent jurisdiction to have arisen from the sole or gross negligence or the willful misconduct of an additional insured. The parties understand that the specified coverage or limits of insurance in no way limits the liability of NAC.

     Within fifteen (15) days of executing this Agreement, NAC shall submit to MBE a certificate of such insurance, describing and confirming the required coverage set forth above, each of which shall contain a statement by the insurer that the policy shall not be canceled or materially altered without at least thirty (30) days prior written notice to MBE. If NAC fails to comply with the insurance requirements herein, MBE may, but is not obligated to, obtain such insurance and keep the same in force and effect, and NAC shall pay MBE, on demand, the cost thereof. MBE reserves the right to review and revise these insurance requirements on an annual basis, or when circumstances warrant.

10.  WAIVER  OF  SUBROGATION

     NAC shall waive any and every claim (whether in contract or in tort) that arises or may arise in its favor for any and all loss of, or damage to, any of its property, including the loss of payroll disbursements, if the loss or damage is covered under NAC's valid insurance policies. NAC's waiver shall be limited to the extent that the loss or damage is covered under its insurance policies. NAC's waiver shall be in addition to, and not in limitation or derogation of, any other right of MBE contained in this Agreement with respect to any loss or damage to property of NAC.

     NAC hereby agrees to immediately provide written notice of the terms of this waiver of subrogation to its insurance company from whom it is procuring applicable insurance policies. Also, NAC hereby agrees to immediately provide written notice to its insurance company, instructing the company, if necessary, to properly endorse the applicable insurance policies so as to prevent the invalidation of its policies due to the waiver of subrogation agreed to in this Section.

11.  INDEMNIFICATION

     NAC hereby agrees to indemnify and hold harmless MBE, its affiliates, subsidiaries, franchisees, officers, directors, agents and employees ("Indemnities") from and against any and all acts or omissions in carrying out obligations under the NAC business activities, including acts or omissions in carrying out obligations under the NAC program or any breach by NAC of any terms, covenants, conditions, warranties or representations in this Agreement. This indemnification shall include but shall not be limited to, any claims by customers, governmental agencies or others relating to or arising out of the services provided by NAC or the MBE Centers in furtherance of this Agreement.

     MBE has entered into contracts with those MBE Centers participating in the NAC program whereby MBE Centers agree to indemnify and hold NAC harmless from and against any and all claims, liabilities, losses, judgments or costs arising out of the MBE Centers' negligence in carrying out obligations under the NAC program. Notwithstanding the above, MBE Centers shall have no liability whatsoever for verifying the identification of customers, nor will MBE Centers have any liability for negligently hanging over sums to the customer (whether through an ATM card or other form).

     Each MBE franchise is an independently owned and operated franchise and, while MBE imposes certain operating requirements on its franchisees through its franchise agreements and operating manuals, MBE cannot directly control the day-to-day operations of its independent franchisees. NAC acknowledges and agrees that MBE is not responsible or liable for any acts or omissions of its franchisees.

12.  TAXES

     NAC agrees that it will be responsible for any and all taxes based on packaging, shipping, storage of items and any other goods and services provided for in this Agreement including, but not limited to, sales, use, excise, or similar tax whether by federal, state, county, municipal, local, or similar authority.

13.  RIGHT  TO  AUDIT

     NAC  has  the  right,  upon  thirty  (30) days advance written notice MBE's
National Accounts Department and any participating MBE Center, to have an examination and audit made of the MBE Center's financial books and records relating to this NAC program. MBE has the right, upon thirty (30) days written advance notice to NAC, to have an examination and audit made of the NAC's financial books and records relating to this NAC program.

14.  TRADEMARK  PROTECTIONS

     The trademarks, tradenames, service marks, and logos of MBE, and its franchisees, together with the goodwill appurtenant thereto, are the exclusive property of MBE, and nothing contained herein confers upon NAC any right to use such trademarks without the prior written approval of MBE. All public relations releases and any public announcements shall be approved by each party prior to any release.

15.  TERMINATION

FOR  CAUSE:

     If either party is in default as to any obligation or covenant herein and, within thirty (30) days after delivery of written notice of such default specifying the nature thereof, fails to remedy the same, this Agreement may thereupon be terminated by the notifying party; and such termination is effective upon such delivery. Cause for termination shall include failure of NAC to fulfill its obligations under the Assignment. Additionally, if either party becomes insolvent or bankrupt, the other party may terminate this Agreement by giving ten (10) days written notice, or a shorter time period as circumstances warrant. In the even of termination, this Agreement will remain fully applicable to any services performed prior to the effective date of termination.

16.  MBE  CENTER  PARTICIPATION

     During the term of this agreement, MBE reserves the right to reasonably increase or decrease the number of MBE Centers participating in this NAC program. NAC agrees that during the term of this Agreement it will use only those MBE Centers designated by MBE to contract for and obtain services of the type specified herein. MBE Centers are not required to participate in this NAC program; its is purely voluntary.

     NAC also agrees that during the term of this Agreement and for a period of one (1) year thereafter it will not enter into any agreement with MBE Centers or ex-franchisees of MBE for the purpose of establishing national or regional distribution of services of the type specified herein without the prior written approval of MBE.

17.  CONFIDENTIALITY

     NAC and MBE each agree to preserve in strict confidence any list of participating MBE Centers, or NAC customer lists, work orders, or other information designated as confidential by MBE or NAC and agrees to refrain from disclosing such information without the express written consent of the other party. Each party agrees to promptly return to the other party all such information and any copies or reproductions thereof upon termination of this Agreement.

     The confidentiality referenced herein does not include any information of its owner that (i) is already known to the other party at time of its disclosure; (ii) is or becomes publicly known through no wrongful act of the disclosing party; (iii) is communicated to a third party with express written consent of its owner and without a duty of confidentiality; (iv) is independently developed; or (v) is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law, provided that before making such disclosure the disclosing party shall immediately give the other party written notice and an adequate opportunity to raise an objection or take action to assure confidential handling of such information.

18.  REQUIREMENTS  OF  NOTICE

     All notices and other communications permitted or required to be delivered by the provisions of this Agreement shall be deemed delivered; (a) at the time personally delivered to MBE or NAC ; (b) on the next day after placing in the hands of a commercial courier service or the United States Postal Service for next day delivery; or (c) five days after placement in the United States Mail by Certified Mail, Return Receipt Requested, postage prepaid, or on the date of actual receipt, whichever is earlier. Notice shall be addressed to NAC at the address on the signature page of this Agreement, or MBE as follows:

To MBE at: Mail  Boxes  Etc.  USA,  inc.
           6060  Cornerstone  Court  West
           San  Diego,  CA  92121
           Attn:  Director  of  National  Accounts

           With  a  copy  to:

           MBE  Legal  Department

               And

To NAC:    Pinnacle  Business  Management
           2963  Gulf  Two  Bay,  Suite  265
           Clearwater,  FL  33759
           Attn:  Michael  Bruce  Hall

19.  NO  PARTNERSHIP  CREATED

     It is the express intention of the parties hereto that no partnership is created as a result of this Agreement, that neither party is the agent, legal representative, franchise or employee of the other for any purpose whatsoever, and that neither party is granted any right or authority to assume or create any obligation for or on behalf of, or in the name of, or in any way to bind the other party. Each party agrees not to incur or contract any debt or obligation on behalf of the other party or commit any act, make any representation or advertise in any manner which may adversely affect any right of the other party or be detrimental to its good name and reputation.

20.  ATTORNEYS'  FEES

     In the event either party is required to employ attorneys to enforce the provisions of this Agreement, as part of any judgment entered hereon, the court will award the prevailing party reasonable attorneys' fees.

21.  NO  WAIVER

     No delay or omission on the party of either party in exercising any right under this Agreement will operate as a waiver of any such right or of any other right. Waiver on any one occasion will not be construed as a bar to or waiver of any such right or remedy on any future occasion.

22.  NO  ASSIGNMENTS  ALLOWED

     NAC agrees not to assign its rights or delegate its accountability or liability under this Agreement without the prior written consent to MBE.

23.  COUNTERPARTS

     This Agreement may be signed in counterparts; each will be deemed a fully signed original.

24.  GOVERNING  LAW  AND  VENUE

     This Agreement will be construed under and will be deemed governed by the laws of the State of California. The parties hereby consent and agree that venue and jurisdiction for all actions enforcing and/or arising out of this Agreement will be state or federal courts in the City of San Diego, County of San Diego, State of California, U.S.A., to the exclusion of the courts of any other State or County.

25.  ENTIRE  AGREEMENT/OTHER  AGREEMENT

     This Agreement sets forth the entire understanding of the parties in connection with the subject matter hereof. No party has made any statement, representation or warranty in connection herewith except as expressly set forth herein. This Agreement shall be effective only upon the execution of the Assignment.

MAIL  BOXES  ETC.  USA,  INC.               Fast  PayCheck  Advance,  Inc.
a  California  Corporation                  Pinnacle Business Management, Inc.
                                            NATIONAL  ACCOUNT  CLIENT



By:  /s/                                    By:  /s/  Michael  Bruce  Hall
   ---------------------------------            -----------------------------
     Thomas  K.  Herskowitz                             Signature
     Executive  Vice  President

Date:      9-24-99                              Michael Bruce Hall, President
       -------------------------------          -----------------------------
                                                     Name  and  Title

                                                2963 Gulf To Bay, Suite 265
                                                Clearwater,  FL  33759

                                                Tel.  No.  727-669-7781
                                                Fax  No.  727-669-5912

                                   EXHIBIT "A"
                       COMPENSATION FOR SERVICES RENDERED

1. Gordon shall receive the following compensation upon the introduction of Pinnacle to Mailboxes Etc.

     If an agreement in principle or a National Account signing occurs, then 50,000 registered, free trading shares of common stock of Pinnacle will be delivered to Gordon and Gordon's nominees for services rendered and expenses incurred within twenty-four (24) hours ("Initial Remuneration"). If the parties fail to reach an agreement or sign a National Account then Pinnacle will pay the expenses incurred by Gordon relating to this proposed business venture.

2. Gordon shall receive the following compensation upon the execution by Pinnacle and Mailboxes of a National Account:

     5,000,000 registered shares of the common stock of Pinnacle. Upon signing the National Account, Pinnacle will within twenty-four (24) hours instruct the transfer agent to deliver 2,500,000 shares of common stock to Gordon and its nominees. With respect to the remaining 2,500,000 shares of common stock herein. Pinnacle will expeditiously have these shares authorized, and upon authorization, Pinnacle will within twenty-four (24) hours instruct the transfer agent to deliver these 2,500,000 shares of common stock to Gordon and its nominees. Immediately following the execution of a National Account. Pinnacle will expeditiously commence taking all necessary action to register these 5,000,000 shares of common stock and will inform Gordon of its efforts and the status of the registration statement, on a timely basis and at least twice monthly.

3. Gordon shall receive the following compensation based upon the performance of the Pinnacle/Mailboxes venture. This compensation shall e in the form of stock options, exercisable at $25 per share or 30% of the closing bid price on the date the options are exercised, whichever is less.

                  1st        2nd       3rd        4th         5th         6th          7th        8th
                 option    option     option     option      option      option      option      option
               ---------  ---------  ---------  ---------  ----------  ----------  ----------  ----------

Location              50         50         50         50          50          50          50          50
open
Total                           100        150        200         250         300         350         400

Stock          2,559,903  2,559,903  2,000,000  2,000,000   3,550,893   3,550,893   3,550,893   3,550,893
Options
Total          2,559,903  7,119,806  7,119,806  9,119,806  12,670,499  16,221,192  19,771,885  23,322,578

The options set forth above are to be received assuming that Pinnacle is authorized by Mailboxes to pen at least 400 locations. If less than 400 locations are authorized, the options shall be received and distributed on a pro rata basis for the number of locations actual approved. All option shares shall be registered and freely tradable.

4. Gordon shall receive the following bonus options which are intended to reflect the perceived appreciation due to the consulting services brought to Pinnacle by Gordon.

     If the closing price of the common stock is equal to or greater than $1.00 per share for 30 consecutive days, Pinnacle will issue 1,500,000 shares to Gordon within seven (7) days of such event (the "$1.00 Options").

     If the closing price of the common stock is equal to or greater than $2.00 per share for 30 consecutive days, Pinnacle will issue in addition to the $1.00 option, 2,500,000 shares to Gordon within seven (7) days of such event (the "$2.00 Options").

     If the closing price of the common stock is equal to or greater than $2.75 per share for 30 consecutive days, Pinnacle will issue in addition to the $1.00 Options and $2.00 Options, 3,000,000 shares to Gordon within seven
     (7) days of such event (the "$2.75 Options").

     If the closing price of the common stock is equal to or greater than $5.00 per share for 30 consecutive days, Pinnacle will issue in addition to the $1.00 Options, $2.00 Options, and the $2.75 Options, 5,500,000 shares to Gordon within seven (7) days of such event (the "$2.00 Options").

     The bonus options shall be deemed earned at such time as the stock prices set forth in paragraph 4 are achieved, regardless of the number of locations opened per paragraph 3.

     It is the intent of the parties that all shares of common stock, including shares to be issued pursuant to options, issued under this Agreement, be freely tradable, registered shares and Pinnacle will use best efforts to ensure that all shares are registered without delay.